UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 4, 2005

                        ELECTRONIC CONTROL SECURITY INC.
             (Exact name of registrant as specified in its charter)

New Jersey                             0-30810               22-2138196
(State or other jurisdiction           (Commission           IRS Employer
of incorporation)                      File Number)          Identification No.)

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      Electronic Control Security Inc. (the "Company") hereby amends its Current Report on Form 8-K filed March 7, 2005 to provide the financial statements of the Company relating to the acquisition by the Company of Clarion Sensing Systems, Inc.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

      The following financial statements of Clarion Sensing Systems, Inc., the acquired business, are submitted at the end of this Amendment to Current Report on Form 8-K/A, and are filed herewith and incorporated herein by reference:

      (a) Financial statements of businesses acquired.

      Financial Statements                                              Page
      --------------------                                              ----

Audited Financial Statements of Clarion
Sensing Systems, Inc. for the Year ended December 31, 2003           F-1  - F-10

Unaudited Financial Statements of Clarion
Sensing Systems, Inc. for the Nine Months Ended September 30, 2004   F-11 - F-20

      (b) Pro forma financial information.

      The following pro forma financial information of Clarion Sensing Systems, Inc., the acquired business, and the Company is submitted at the end of this Amendment to Current Report on Form 8-K/A, and is filed herewith and incorporated herein by reference:

      Pro Forma Financial Information                                 Page
      -------------------------------                                 ----

Electronic Control Security Inc. and Clarion
Sensing Systems, Inc. Unaudited Pro Forma
Consolidated Condensed Financial Statements                          F-21 - F-26

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ELECTRONIC CONTROL SECURITY INC.


Date: May 6, 2005                       By: /s/ Arthur Barchenko
                                           -------------------------------------
                                                Arthur Barchenko, President

                          INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of Clarion Systems Sensing, Inc.

         Report of Independent Registered Public Accounting Firm     F-1

         Balance Sheets as of December 31, 2003                      F-2

         Statements of Operations for the year December 31, 2003     F-3

         Statements of Stockholders' Equity
         for the year ended December 31, 2003                        F-4

         Statements of Cash Flows for
         the year ended December 31, 2003                            F-5

         Notes to the Financial Statements                           F-6 - F-10

Unaudited Financial Statements of Clarion Systems Sensing, Inc.

         Report of Independent Registered Public Accounting Firm     F-11

         Balance Sheets as of September 30, 2004                     F-12

         Statements of Operations for the
         nine months ended September 30, 2004                        F-13

         Statements of Stockholders Equity
         For the nine months ended September 30, 2004                F-14

         Statements of Cash Flows for the
         nine months ended September 30, 2004                        F-15

         Notes to the Financial Statements                           F-16 - F-20

Unaudited Pro Forma Consolidated Condensed Financial Statements      F-21 - F-22

         Pro Forma Consolidated Condensed Balance Sheet
         December 31, 2004                                           F-23

         Pro Forma Combined Consolidated Statements of
         Operations for the Six Months Ended June 30, 2004           F-24

         Pro Forma Combined Consolidated Statements of
         Operations for the Year Ended June 30, 2004                 F-25

         Notes to the Pro Forma Consolidated
         Condensed Financial Statements                              F-26

                          Independent Auditors' Report

To the Board of Directors
Clarion Sensing Systems, Inc.
Indianapolis, Indiana

We have audited the accompanying balance sheet of Clarion Sensing Systems, Inc., as of December 31, 2003, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2003 financial statements referred to above present fairly, in all material respects, the financial position of Clarion Sensing Systems, Inc., as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted auditing principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Somerset CPAs, P.C.

Indianapolis, Indiana

January 21, 2005

                          CLARION SENSING SYSTEMS, INC.
                                  Balance Sheet
                                December 31,2003

                                     Assets

Current Assets
  Cash                                                              $    21,793
  Accounts receivable                                                     2,773
  Inventories                                                             1,000
                                                                    -----------

                                                                         25,566
                                                                    -----------

  Total Current Assets

Property and Equipment
  Property and equipment                                            $    23,342
  Less allowances for depreciation                                      (10,096)
                                                                    -----------

  Total Property and Equipment
                                                                         13,246
                                                                    -----------

     Total Assets
                                                                    $    38,812
                                                                    ===========

                 Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
  Current maturities of note payable                                $    99,502
  Current maturities of capital lease obligations                         5,232
  Accounts payable                                                       96,860
  Accrued compensation and taxes                                        448,043
  Accrued rent                                                           43,015
                                                                    -----------

  Total Current Liabilities                                             692,652
                                                                    -----------

Long-term Liabilities
  Notes payable                                                          73,998
  Capital lease obligations                                               4,311
                                                                    -----------

  Total Long-term Liabilities                                            78,309
                                                                    -----------

  Total Liabilities                                                     770,961
                                                                    -----------

Stockholders' Equity (Deficit)
  Common stock                                                           50,000
  Additional paid-in capital                                            432,558
  Retained deficit                                                   (1,214,707)
                                                                    -----------

  Total Stockholders' Equity (Deficit)                                 (732,149)

     Total Liabilities and Stockholders' Equity (Deficit)           $    38,812
                                                                    ===========

                             See accompanying notes.

                          CLARION SENSING SYSTEMS, INC.
                             Statement of Operations
                       For the Year Ended December 31,2003

Revenues                                                              $  92,390

Cost of Revenues                                                         41,460
                                                                      ---------

Gross Profit                                                             50,930
                                                                      ---------

General and Administrative Expense                                      357,941
                                                                      ---------

Loss from Operations                                                   (307,011)
                                                                      ---------

Other Income (Expense)
    Other income                                                          5,487
    Interest expense                                                    (17,592)
                                                                      ---------

    Total Other Income (Expense)
                                                                        (12,105)
                                                                      ---------

Net Loss                                                              $(319,116)
                                                                      =========

                             See accompanying notes.

                          CLARION SENSING SYSTEMS, INC
                   Statement of Stockholders' Equity (Deficit)
                      For the Year Ended December 31, 2003

                                                                                                                     Total
                                                     Common Stock               Additional       Retained        Shareholders'
                                                Shares           Amount      Paid in Capital      Deficit       Equity (Deficit)
                                             -----------      -----------    ---------------    -----------     ----------------
Balance at December 31, 2002                         100      $    50,000      $   379,758      $  (895,591)      $  (465,833)

Issuance of common stock                              16                0              600                0               600

Capital contributions from stockholders                0                0           52,200                0            52,200

Net loss                                               0                0                0         (319,116)         (319,116)
                                             -----------      -----------      -----------      -----------       -----------

Balance at December 31, 2003                         116      $    50,000      $   432,558      $(1,214,707)      $  (732,149)
                                             ===========      ===========      ===========      ===========       ===========

                             See accompanying notes.

                          CLARION SENSING SYSTEMS, INC.
                             Statement of Cash Flows
                       For the Year Ended December 31, 2003

Cash Flows from Operating Activities
    Net loss                                                                       $(319,116)
    Adjustments to reconcile net loss to net cash used in operating activities:
           Depreciation                                                                4,933
           Changes in operating assets and liabilities:
             (Increase) decrease in accounts receivable                               (2,773)
             Increase (decrease) in accounts payable                                  57,204
             Increase (decrease) in accrued expenses                                 167,891
                                                                                   ---------

    Net cash used in operating activities                                            (91,861)
                                                                                   ---------

Cash Flows from Investing Activities
    Payments for the purchase of property and equipment                               (1,673)
                                                                                   ---------

    Net cash used in investing activities                                             (1,673)
                                                                                   ---------

Cash Flows from Financing Activities
    Capital contributions from stockholders                                           52,800
    Proceeds from issuance of long-term debt                                          68,282
    Principal payments on long-term debt                                              (2,500)
    Principal payments under capital lease obligations                                (4,744)
                                                                                   ---------

    Net cash provided by financing activities                                        113,838
                                                                                   ---------

Net Increase in Cash and Cash Equivalents                                             20,304

Cash and Cash Equivalents, Beginning of Year                                          1 ,489
                                                                                   ---------

Cash and Cash Equivalents, End of Year                                             $  21,793
                                                                                   ---------

Supplemental Cash Flow Disclosures
    Interest paid                                                                  $   9,953
                                                                                   =========

                             See accompanying notes.

                          CLARION SENSING SYSTEMS, INC.
                          Notes to Financial Statements
                                December 31, 2003

Note 1 - Nature of Operations and Summary of Significant Accounting Policies:

Nature of Operations

Clarion Sensing Systems, Inc. (the Company), is an Indianapolis based provider of proprietary monitoring sensor systems, designed for air and water sensing applications. The sensor system is able to remotely monitor, analyze, detect and communicate the presence of nuclear, biological, chemical and radiological contamination and operational problems, allowing for immediate notification and action. The Company provides its services to various industries, including municipalities, manufacturing, and military and defense operations.

Revenue Recognition

The Company generally recognizes revenue for contracts utilizing output measures such as when services are performed, units are delivered or when contract milestones are met.

Accounts Receivable

The Company carries its accounts receivable at invoiced amounts. On a periodic basis, the Company evaluates its accounts receivable and writes off uncollectible accounts, based on history of past write-offs and collections and current credit conditions. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is provided. The Company's policy is not to accrue interest on past due trade receivables.

Inventories

Inventories are stated at the lower of cost or market. Costs are determined under the first-in, first-out method (FIFO) method of accounting.

Property, Equipment, and Depreciation

Property and equipment are carried at cost and includes expenditures for new additions and those, which substantially increase the useful lives of existing assets. Depreciation is computed at various rates by use of the straight-line method and certain accelerated methods. Depreciable lives are generally as follows:

        Office furniture                        5 to 7 years
        Equipment                               5 to 10 years

Expenditures for normal repairs and maintenance are charged to operations as incurred. The cost of property or equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts in the year of disposal with the resulting gain or loss reflected in earnings or in the cost of the replacement asset.

The provision for depreciation amounted to $4,933 for the year ended December 31, 2003.

                          CLARION SENSING SYSTEMS, INC.
                          Notes to Financial Statements
                                December 31, 2003

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued):

Cash Flows

For purposes of the Statements of Cash Flows, the Company considers all highly liquid instruments that are purchased within three months or less of an instruments maturity date to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Note Payable:

The Company has a promissory note payable due to a bank at December 31, 2003, in the amount of $99,502 with a fixed interest rate of 7%, later amended to 8.75% due to loan default as discussed in the following paragraph. The note is secured by substantially all assets of the Company and is personally guaranteed by certain stockholders of the Company.

The note payable contains various affirmative covenants. At December 31, 2003, the Company was in breach with many of these covenants and the loan was considered in default. As a result the Company entered into an agreement with the bank to pay interest only on the note up through sale of the Company's assets as described in Note 9. Under terms of the agreement, the prospective buyer has entered into a contract with the bank to pay the obligation and will assume the liability at closing. Management of the Company believes it is likely the bank will call the note in the event the acquisition does not consummate within a reasonable period after the date of this report.

Note 3 - Long-term Debt:

The Company has outstanding long-term debt in the amount of $73,998 due to prospective investors, as of December 31, 2003, including imputed interest at 15%. The obligations are due on demand; however remains unsecured and outstanding as of December 31, 2004, and are classified as long-term liabilities on the Company's balance sheet at December 31, 2003.

Contingent on the sale of the Company's assets as described in Note 9, the debt shall be converted to stock of the prospective buyers as defined in the agreement.

                          CLARION SENSING SYSTEMS, INC.
                          Notes to Financial Statements
                                December 31, 2003

Note 4 - Capital Leases:

Long-term leases relating to the financing of fixed assets are accounted for as installment purchases. The capital lease obligations reflect the present value of future rental payments, discounted at the interest rate implicit in the lease, and a corresponding amount is capitalized as the cost of the fixed assets. The fixed assets are being depreciated over periods ranging from five to ten years.

The following is an analysis of fixed assets under capital lease at December 31, 2003:

      Equipment                                                    $16,917
      Less allowances for depreciation                               6,433
                                                                   -------

                                                                   $10,484
                                                                   =======

Following is a schedule of future minimum lease payments due under the capital lease obligations together with the present value of net minimum lease payments as of December 31, 2003:

      Year Ending December 31,
      ------------------------
                2004                                             $  6,014
                2005                                                4,511
                2006                                                    0
                2007                                                    0
                2008                                                    0
             Later Years                                                0
                                                                 --------

      Total minimal lease payments                                 10,525
      Less amounts representing interest                              982
                                                                 --------

      Present value of net minimum lease payments                   9,543

      Less current portion                                         (4,311)
                                                                 --------

      Long-term portion                                          $  5,232
                                                                 ========

Note 5 - Related Party Transactions:

The Company leases its office facilities from a stockholder. The lease is on a month-to-month basis and currently provides for monthly payments of $1,227. Rent expense under this arrangement amounted to $18,754 for the year ended December 31, 2003.

                          CLARION SENSING SYSTEMS, INC.
                          Notes to Financial Statements
                                December 31, 2003

Note 6 - Common Stock:

The Company has stock with equal voting rights and no par value.

The following summarizes the Company's shares of common stock as of December 31, 2003:

      Authorized                                                     1,000
      Issued                                                           116
      Outstanding                                                      116

Note 7 - Income Taxes:

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision for income taxes has been included in the financial statements.

Note 8 - Going Concern:

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has sustained substantial operating losses since inception. In addition, the Company has used substantial amounts of working capital in its operations. Further, at December 31, 2003, current liabilities exceed current assets by $667,086 and the Company reported a retained deficit of $1,214,707. As described in Note 9, the Company entered into a letter of intent in 2004 to sell its business assets contingent on the results of an independent valuation of certain intangible assets.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon either a) the Company's ability to successfully sell the Company as discussed in Note 9, or b) obtain financing from other investors or creditors to provide sufficient cash flow to meet financing requirements and continue future operations. Management believes that actions presently being taken, including but not limited to, the letter of intent to sell the Company's assets as discussed in Note 9, provide the opportunity for the Company to continue as a going concern.

Note 9 - Subsequent Event:

Effective September 1, 2004, the Company entered into a letter of intent with ECSI International, Inc. ("ECSI") to acquire substantially all of the assets of the Company and assume certain liabilities in exchange for 381,250 shares of ECSI common stock. Under terms of the agreement ECSI will also convert the majority of accrued compensation and accrued rent, included in the Company's December 31, 2003 balance sheet to cash or stock if certain future operating performance targets are met. If those operating targets are met, the value of the consideration ultimately paid to the Company's current stockholders will be added to the cost of the acquisition, which will increase the amount of goodwill arising in the transaction.

                          CLARION SENSING SYSTEMS, INC.
                          Notes to Financial Statements
                                December 31, 2003

Note 9 - Subsequent Event (Continued):

The Company is in process of obtaining a third party valuation of certain intangible assets and in negotiations regarding certain assumed liabilities; accordingly the acquisition has not consummated and the allocation of the prospective purchase price is not available on the date of this report.

             Report of Independent Registered Public Accounting Firm

To the Board of Directors
CLARION SENSING SYSTEMS, INC.
Indianapolis, Indiana

We have reviewed the condensed balance sheet of Clarion Sensing Systems, Inc. as of September 30, 2004, and the related condensed statements of operations, stockholders' equity (deficit), and cash flows for the nine-month period ended September 30, 2004 included in the accompanying Securities and Exchange Commission Form 8-K. These interim financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the condensed financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board, the balance sheet of Clarion Sensing Systems as of December 31, 2003, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended (not presented herein); and in our report dated January 21, 2005, we expressed an unqualified opinion on those financial statements.


/s/ Somerset CPAs, P.C.

Indianapolis, Indiana

January 21, 2005

                          CLARION SENSING SYSTEMS, INC.
                                  Balance Sheet
                               September 30, 2004

                                     Assets

                                                                           2004
                                                                    -----------
Current Assets
  Cash                                                              $     8,493
  Inventories                                                             1,000
                                                                    -----------

  Total Current Assets                                                    9,493
                                                                    -----------

Property and Equipment
  Property and equipment                                                 23,428
  Less allowances for depreciation                                      (13,221)
                                                                    -----------

  Total Property and Equipment                                           10,207
                                                                    -----------

      Total Assets                                                  $    19,700
                                                                    ===========

                 Liabilities and Shareholders' Equity (Deficit)

Current Liabilities
  Accounts payable                                                  $   105,962
  Short-term debt                                                       227,200
  Note payable to bank                                                  104,000
  Current portion of capital lease obligations                            5,673
  Accrued wages and withholdings                                        482,919
  Accrued rent                                                           56,696
                                                                    -----------

  Total Current Liabilities                                             982,450
                                                                    -----------

Shareholders' Equity (Deficit)
  Common stock                                                           50,000
  Additional paid-in capital                                            458,658
  Retained earnings (deficit)                                        (1,471,408)
                                                                    -----------

  Total Shareholders' Equity (Deficit)                                 (962,750)
                                                                    -----------

      Total Liabilities and Shareholders' Equity (Deficit)          $    19,700
                                                                    ===========

             See accompanying notes and accountants' review report.

                          CLARION SENSING SYSTEMS, INC.
                             Statement of Operations
                  For the Nine Months Ended September 30, 2004

Revenues                                                              $  45,623

Cost of Revenues                                                         11,909
                                                                      ---------

Gross Profit                                                             33,714
                                                                      ---------

General and Administrative Expense                                      275,775
                                                                      ---------

Loss from Operations                                                   (242,061
                                                                      ---------
Other Income (Expense)
    Interest expense                                                    (14,640)
                                                                      ---------

    Total Other Income (Expense)                                        (14,640)
                                                                      ---------

Net Loss                                                              $(256,701)
                                                                      =========

             See accompanying notes and accountants' review report.

                          CLARION SENSING SYSTEMS, INC
                   Statement of Stockholders' Equity (deficit)
                               September 30, 2004

                                                                                                                      Total
                                                     Common Stock              Additional         Retained        Shareholders'
                                                Shares           Amount      Paid in Capital      Deficit       Equity (Deficit)
                                             -----------      -----------    ---------------    -----------     ----------------
Balance at December 31, 2003                         116      $    50,000      $   432,558      $(1,214,707)      $  (732,139)

Issuance of common stock                               1                0            7,500                0             7,500

Capital contributions from stockholders                0                0           18,600                0            18,600

Net loss                                               0                0                0         (256,701)         (256,701)
                                             -----------      -----------      -----------      -----------       -----------

Balance at September 30, 2004                        117      $    50,000      $   458,658      $(1,471,408)      $  (962,750)
                                             ===========      ===========      ===========      ===========       ===========

             See accompanying notes and accountants' review report.

                          CLARION SENSING SYSTEMS, INC.
                             Statement of Cash Flows
                  For the Nine Months Ended September 30, 2004

Cash Flows from Operating Activities
    Net loss                                                          $(256,701)
    Adjustments to reconcile net loss to net cash
       used in operating activities:
          Depreciation and amortization                                   3,124
          Changes in operating assets and liabilities:
              (Increase) decrease in accounts receivable                  2,773
              Increase (decrease) in accounts payable                     9,102
              Increase (decrease) in accrued expenses                    48,557
                                                                      ---------

    Net cash used in operating activities                              (193,145)
                                                                      ---------

Cash Flows from Financing Activities
    Capital contributions from stockholders                              26,100
    Proceeds from issuance of debt                                      157,700
    Principal payments under capital lease obligations                   (3,955)
                                                                      ---------

    Net cash provided by financing activities                           179,845
                                                                      ---------

Net Decrease in Cash and Cash Equivalents                               (13,300)

Cash and Cash Equivalents, Beginning of Year                             21,793
                                                                      ---------

Cash and Cash Equivalents, End of Year                                $   8,493
                                                                      =========

Supplemental Cash Flow Disclosures
    Interest paid                                                     $   7,100
                                                                      =========

             See accompanying notes and accountants' review report.

                          CLARION SENSING SYSTEMS, INC.
                          Notes to Financial Statements
                               September 30, 2004

Note 1 - Nature of Operations and Summary of Significant Accounting Policies:

Nature of Operations

Clarion Sensing Systems, Inc. (the Company), is an Indianapolis based provider of proprietary monitoring sensor systems, designed for air and water sensing applications. The sensor system is able to remotely monitor, analyze, detect and communicate the presence of nuclear, biological, chemical and radiological contamination and operational problems, allowing for immediate notification and action. The Company provides its services to various industries, including municipalities, manufacturing, and military and defense operations.

Revenue Recognition

The Company generally recognizes revenue for contracts utilizing output measures such as when services are performed, units are delivered or when contract milestones are met.

Accounts Receivable

The Company carries its accounts receivable at invoiced amounts. On a periodic basis, the Company evaluates its accounts receivable and writes off uncollectible accounts, based on history of past write-offs and collections and current credit conditions. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is provided. The Company's policy is not to accrue interest on past due trade receivables.

Inventories

Inventories are stated at the lower of cost or market. Costs are determined under the first-in, first-out method (FIFO) method of accounting.

Property, Equipment, and Depreciation

Property and equipment are carried at cost and includes expenditures for new additions and those, which substantially increase the useful lives of existing assets. Depreciation is computed at various rates by use of the straight-line method and certain accelerated methods. Depreciable lives are generally as follows:

      Office furniture                          5 to 7 years
      Equipment                                 5 to 10 years

Expenditures for normal repairs and maintenance are charged to operations as incurred. The cost of property or equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts in the year of disposal with the resulting gain or loss reflected in earnings or in the cost of the replacement asset.

The provision for depreciation amounted to $3,124 for the nine months ended September 30, 2004.

                          CLARION SENSING SYSTEMS, INC.
                          Notes to Financial Statements
                               September 30, 2004

Note 1 - Nature of Operations and Summary of Significant Accounting Policies (Continued):

Cash Flows

For purposes of the Statements of Cash Flows, the Company considers all highly liquid instruments that are purchased within three months or less of an instruments maturity date to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Note Payable:

The Company has a promissory note payable due to a bank at September 30, 2004, in the amount of $104,000 with a fixed interest rate of 7%, later amended to 8.75% due to loan default as discussed in the following paragraph. The note is secured by substantially all assets of the Company and is personally guaranteed by certain stockholders of the Company.

The note payable contains various affirmative covenants. At September 30, 2004, the Company was in breach with many of these covenants and the loan was considered in default. As a result the Company entered into an agreement with the bank to pay interest only on the note up through sale of the Company's assets as described in Note 9. Under terms of the agreement, the prospective buyer has entered into a contract with the bank to pay the obligation and will assume the liability at closing. Management of the Company believes it is likely the bank will call the note in the event the acquisition does not consummate within a reasonable period after the date of this report.

Note 3 - Short-term Debt:

The Company has outstanding debt due on demand in the amount of $94,200 due to prospective investors, as of September 30, 2004, including imputed interest ranging from 10% - 15%. Contingent on the sale of the Company's assets as described in Note 9, the debt shall be converted to stock of the prospective buyers as defined in the agreement.

The Company also has outstanding debt in the amount of $133,000, with interest fixed at 7.5% due to ECSI International, Inc. (ECSI) as of September 30, 2004. The note is secured by certain stockholders of the Company and contains certain covenants as defined. Pursuant to the agreement, ECSI agrees to fund operations of the Company during the period a business combination between the parties remains under negotiation. Additionally, if the business combination takes place ECSI shall forgive all accrued interest and outstanding principal owed by the Company. However, in the event the business combination is not completed between the parties; the Company shall pay on demand outstanding accrued interest and principal. As described further in Note 9, closing of the business combination is considered likely by management of the Company.

                          CLARION SENSING SYSTEMS, INC.
                          Notes to Financial Statements
                               September 30, 2004

Note 4 - Capital Leases:

Long-term leases relating to the financing of fixed assets are accounted for as installment purchases. The capital lease obligations reflect the present value of future rental payments, discounted at the interest rate implicit in the lease, and a corresponding amount is capitalized as the cost of the fixed assets. The fixed assets are being depreciated over periods ranging from five to ten years.

The following is an analysis of fixed assets under capital lease at September 30, 2004:

      Equipment                                                    $16,917
      Less allowances for depreciation                               9,578
                                                                   -------

                                                                   $ 7,339
                                                                   =======

Following is a schedule of future minimum lease payments due under the capital lease obligations together with the present value of net minimum lease payments as of September 30, 2004:

      Year Ending December 31,
      ------------------------
                2005                                              $ 6,014
             Later Years                                                0
                                                                  -------

      Total minimal lease payments                                  6,014
      Less amounts representing interest                              341
                                                                  -------

      Present value of net minimum lease payments                   5,673

      Less current portion                                         (5,673)
                                                                  -------

      Long-term portion                                           $     0
                                                                  =======

Note 5 - Related Party Transactions:

The Company leases its office facilities from a stockholder. The lease is on a month-to-month basis and currently provides for monthly payments of $1,288. Rent expense under this arrangement amounted to $13,681 for the nine months ended September 30, 2004.

Effective November 1, 2004, the lease was restructured and a new agreement was signed. The new agreement provides for monthly payments of $1,300, expiring November 30, 2005.

                          CLARION SENSING SYSTEMS, INC.
                          Notes to Financial Statements
                               September 30, 2004

Note 6 - Common Stock:

The Company has stock with equal voting rights and no par value.

The following summarizes the Company's shares of common stock as of September 30, 2004:

      Authorized                                                     1,000
      Issued                                                           117
      Outstanding                                                      117

Note 7 - Income Taxes:

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision for income taxes has been included in the financial statements.

Note 8 - Going Concern:

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has sustained substantial operating losses since inception. In addition, the Company has used substantial amounts of working capital in its operations. Further, at September 30, 2004, current liabilities exceed current assets by $972,957 and the Company reported a retained deficit of $1,471,408. As described in Note 9, the Company entered into a letter of intent in 2004 to sell its business assets contingent on the results of an independent valuation of certain intangible assets.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon either a) the Company's ability to successfully sell the Company as discussed in Note 9, or b) obtain financing from other investors or creditors to provide sufficient cash flow to meet financing requirements and continue future operations. Management believes that actions presently being taken, including but not limited to, the letter of intent to sell the Company's assets as discussed in Note 9, provide the opportunity for the Company to continue as a going concern.

Note 9 - Subsequent Event:

Effective September 1, 2004, the Company entered into a letter of intent with ECSI International, Inc. ("ECSI") to acquire substantially all of the assets of the Company and assume certain liabilities in exchange for 381,250 shares of ECSI common stock. Under terms of the agreement ECSI will also convert the majority of accrued compensation and accrued rent, included in the Company's September 30, 2004 balance sheet to cash or stock if certain future operating performance targets are met. If those operating targets are met, the value of the consideration ultimately paid to the Company's current stockholders will be added to the cost of the acquisition, which will increase the amount of goodwill arising in the transaction.

                          CLARION SENSING SYSTEMS, INC.
                          Notes to Financial Statements
                               September 30, 2004

Note 9 - Subsequent Event (Continued):

The Company is in process of obtaining a third party valuation of certain intangible assets and in negotiations regarding certain assumed liabilities; accordingly the acquisition has not consummated and the allocation of the prospective purchase price is not available on the date of this report.

                        ELECTRONIC CONTROL SECURITY INC.
                               UNAUDITED PRO FORMA
                   CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

On March 4, 2005, Electronic Control Security Inc. ("ECSI") and its wholly owned subsidiary Clarion Sensing Systems Acquisition Corp. (the "Subsidiary," which together with ECSI is herein referred to as the "Company"), entered into a series of agreements with Clarion Sensing Systems, Inc., an Indiana corporation ("Clarion"), and its stockholders (the "Clarion Stockholders") to acquire all of Clarion's assets (the "Clarion Assets") and assume certain of its liabilities. Pursuant to an Asset Purchase Agreement, the Company acquired the tangible and intangible assets described below for a purchase price of approximately $1.4 million (collectively, the "Consideration") consisting of (i) the issuance of 394,682 shares of common stock of ECSI ("Shares") (ii) the assumption of $655,587 of certain liabilities of Clarion, of which ECSI already has paid approximately $413,144 as of the date hereof and (iii) transaction costs totaling $116,750. The Company also has agreed to assume $438,959 of certain liabilities of Clarion on a contingent basis, as described in Items 1.01 and
2.03 to Amendment No. 1 to Current Form 8-K to which these financial statements are attached ("Contingent Liabilities"), and to pay certain professional and other fees incurred in connection with the transaction.

The transaction will be accounted for under the purchase method of accounting, and as such the cost of the acquisition will be allocated to Clarion's underlying net assets in proportion to their respective fair values.

This unaudited combined consolidated pro forma information should be read in conjunction with the consolidated financial statements of the Company included in our Annual Report filed on Form 10-KSB for the year ended June 30, 2004 and our Quarterly Report filed on Form 10-QSB for the six months ended December 31, 2004 filed on February 9, 2005. In addition, this pro forma information should be read in conjunction with the financial statements for Clarion for the year ended December 31, 2003 and the nine months ended September 30, 2004 included within this Amendment to Current Report on Form 8-K/A.

The following unaudited pro forma combined consolidated statement of operations for the year ended June 30, 2004 has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the March 4, 2005 acquisition of the Clarion net assets and are based on the historical statement of operations for those periods as if the transaction occurred on July 1, 2003. The pro forma consolidated combined statement of operations combines the results of operations of the Company for the year ended June 30, 2004 with the results of operations of Clarion for the year ended June 30, 2004.

The following unaudited pro forma combined consolidated statement of operations for the six months ended December 31, 2004 has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the March

4, 2005 acquisition of the Clarion net assets and are based on the historical statement of operations for those periods as if the transaction occurred on July 1, 2004. Such pro forma statement of operations combines the results of operations of the Company for the six months ended December 31, 2004 with the results of operations of Clarion for the six months ended December 31, 2004.

The following unaudited pro forma combined consolidated balance sheet has been prepared in accordance with accounting principals generally accepted in the United States, gives effect to the March 4, 2005 acquisition of the Clarion Assets and liabilities as of December 31, 2004, and assumes the acquisition took place on that date.

These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the Clarion Assets been consummated as of the dates specified above.

                        Electronic Control Security Inc.
           Pro Forma Consolidated Condensed Balance Sheet (UNAUDITED)
                                December 31, 2004

                                                                                             ECSI
                                                      ECSI (A)         Proforma            Proforma
                                                    -----------      -----------         -----------
ASSETS
Current assets
      Cash and cash equivalents                     $   162,898      $                   $   162,898
      Marketable securities, available for sale         751,099                              751,099
      Certificates of deposit                           102,183                              102,183
      Accounts receivable                             1,062,530                            1,062,530
      Loan receivable                                   295,485         (295,485)(B)              --
      Inventories                                     1,574,311                            1,574,311
      Other current assets                              438,971                              438,971
                                                    -----------                          -----------

          Total current assets                        4,387,477         (295,485)          4,091,992

Property and equipment  - net                           502,900           48,000(B)          550,900
Intangible assets - net                                  37,867        1,387,402(B)        1,425,269
Certificate of deposit, pledged                         250,000                              250,000
Goodwill                                                 50,000                               50,000
Deferred income taxes                                   441,800                              441,800
Other assets                                             78,825                               78,825
                                                    -----------                          -----------

                                                    $ 5,748,869      $ 1,139,917         $ 6,888,786
                                                    ===========      ===========         ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
      Accounts payable and accrued expenses         $   642,685      $   476,851(B)      $ 1,119,536
      Current maturities of long-term debt              199,992                              199,992
      Obligations under capital leases                    1,302                                1,302
      Other current liabilities                          10,828                               10,828
                                                    -----------                          -----------

          Total current liabilities                     854,807          476,851           1,331,658

Noncurrent liabilities
      Long-term debt                                    483,341                              483,341
      Due to officers and shareholders                  354,795                              354,795
      Deferred income taxes                              48,000                               48,000
                                                    -----------                          -----------

          Total liabilities                           1,740,943          476,851           2,217,794

Shareholders' equity
     Series A Convertible Preferred stock                 3,625                                3,625
     Series B 10% Convertible Preferred stock                 2                                    2
      Common Stock                                        6,610              395(B)            7,005
      Additional paid-in capital                      9,443,910          662,671(B)       10,106,581
      Accumulated deficit                            (5,454,403)                          (5,454,403)
      Accumulated other comprehensive income             18,182                               18,182
      Treasury stock, at cost, 100,000 shares           (10,000)                             (10,000)
                                                    -----------                          -----------

          Total shareholders' equity                  4,007,926          663,066           4,670,992
                                                    -----------      -----------         -----------

                                                    $ 5,748,869      $ 1,139,917         $ 6,888,786
                                                    ===========      ===========         ===========

 See Notes to Pro Forma Consolidated Condensed financial statements (UNAUDITED)

                        Electronic Control Security Inc.
      Pro Forma Combined Consolidated Statements of Operations (UNAUDITED)
                            Year Ended June 30, 2004

                                                                                                              ECSI
                                                        ECSI            Clarion          Proforma           Proforma
                                                     -----------      -----------      -----------        -----------
Revenues                                             $ 2,061,412      $   125,305      $                  $ 2,186,717
Cost of revenues                                         928,567           42,094                             970,661
                                                     -----------      -----------      -----------        -----------

          Gross profit                                 1,132,845           83,211                           1,216,056
                                                     -----------      -----------      -----------        -----------

 Research and development                                322,912                                              322,912
 Selling, general and administrative expenses          1,782,534          243,222           84,811[C]       2,110,567
 Stock based compensation                                117,200               --                             117,200
                                                     -----------      -----------      -----------        -----------

          Loss from operations                        (1,089,801)        (160,011)         (84,811)        (1,334,623)

Other (income) expense
     Interest expense                                    105,916            7,209                             113,125
     Interest income                                      (3,128)                                              (3,128)
     Minority interest in subsidiary loss                (42,633)                                             (42,633)
                                                     -----------      -----------      -----------        -----------

Total other (income) expense                              60,155            7,209               --             67,364
                                                     -----------      -----------      -----------        -----------

Loss before tax benefit                               (1,149,956)        (167,220)         (84,811)        (1,401,987)

Income tax benefit                                       (31,300)              --               --            (31,300)
                                                     -----------      -----------      -----------        -----------

Net loss before dividends                             (1,118,656)        (167,220)         (84,811)        (1,370,687)

Dividends related to convertible preferred stock       1,167,147               --               --          1,167,147
                                                     -----------      -----------      -----------        -----------

Net loss attributable to common shareholders         $(2,285,803)     $  (167,220)     $   (84,811)       $(2,537,834)
                                                     ===========      ===========      ===========        ===========

Basic and diluted net loss per share                                                                      $     (0.50)
                                                                                                          ===========

Weighted average shares outstanding - Proforma                                                              5,099,709
                                                                                                          ===========

 See Notes to Pro Forma Consolidated Condensed financial statements (UNAUDITED)

                        Electronic Control Security Inc.
      Pro Forma Combined Consolidated Statements of Operations (UNAUDITED)
                       Six months ended December 31, 2004

                                                                                                              ECSI
                                                         ECSI           Clarion         Proforma            Proforma
                                                     -----------                       -----------        -----------
Revenues                                             $ 1,957,592      $     8,445      $                  $ 1,966,037
Cost of revenues                                       1,218,469            2,204                           1,220,673
                                                     -----------      -----------                         -----------

          Gross profit                                   739,123            6,241                             745,364
                                                     -----------      -----------                         -----------

 Research and development                                161,829                                              161,829
 Selling, general  and administrative expenses           806,299          232,780           42,405[D]       1,081,484
 Stock based compensation                                120,000               --                             120,000
                                                                      -----------                         -----------

          Loss from operations                          (349,005)        (226,539)         (42,405)          (617,949)

Other (income) expense
     Interest expense                                     56,885              140                              57,025
     Interest income                                      (7,107)                                              (7,107)
     Minority interest in subsidiary loss                (27,166)                                             (27,166)
     Gain on sale of marketable securities                (7,519)                                              (7,519)
                                                     -----------      -----------      -----------        -----------

Total other (income) expense                              15,093              140                0             15,233
                                                     -----------      -----------      -----------        -----------

Loss before tax benefit                                 (364,098)        (226,679)         (42,405)          (633,182)

Income tax benefit                                            --               --               --                 --
                                                     -----------      -----------      -----------        -----------

Net loss before dividends                               (364,098)        (226,679)         (42,405)          (633,182)

Dividends related to convertible preferred stock         100,000               --                             100,000
                                                     -----------      -----------                         -----------

Net loss attributable to common shareholders         $  (464,098)     $  (226,679)     $   (42,405)       $  (733,182)
                                                     ===========      ===========      ===========        ===========

Basic and diluted net loss per share                                                                      $     (0.12)
                                                                                                          ===========

Weighted average shares outstanding - Proforma                                                              6,347,002
                                                                                                          ===========

 See Notes to Pro Forma Consolidated Condensed financial statements (UNAUDITED)

                        ELECTRONIC CONTROL SECURITY INC.
                  NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED
                                   (UNAUDITED)

(A)   Reflects the historical financial position of ECSI at December 31, 2004

(B) The following represents the acquisition of Clarion and the allocation of the purchase price.

      Calculation of purchase price
                    Advances to Clarion made prior to December 31, 2004    $  295,485
                    Assumption of certain Clarion liabilities                 360,101
                    Issuance of 394,682 shares of ESCI common Stock           663,066
                    Transaction costs - accrued                               116,750
                                                                           ----------

                                                                           $1,435,402
                                                                           ==========
      Allocation of purchase price
                    Tangible Assets - Furniture Fixtures & Equipment       $   48,000
                    Intangible assets consisting of
                        Vacusonic Patent Pending and Trademarks               818,653
                        Sentinal Trademark and Proposed Patent                560,131
                        Intenet Domain Names and URL                            8,617
                                                                           ----------

                                                                           $1,435,402
                                                                           ==========

(C) To record the increased depreciation and amortization of acquired tangible and intangible assets for the year ended June 30, 2004.

(D) To record the increased depreciation and amortization of acquired tangible and intangible assets for the six months ended December 31, 2004.